                                  SCHEDULE 14A
                            REQUIRED BY RULE 14a-6(m)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             TECH-SYM CORPORATION
                (Name of Registrant as Specified in Its Charter)

                             TECH-SYM CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                                     {LOGO}

                              TECH-SYM CORPORATION
                             10500 WESTOFFICE DRIVE
                           HOUSTON, TEXAS 77042-5391

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 1994

To the Stockholders
  of Tech-Sym Corporation:

    The Annual Meeting of Stockholders of Tech-Sym Corporation will be held in the Richmond Room of the Adam's Mark Hotel at 2900 Briarpark Drive, Houston, Texas, on Tuesday, April 26, 1994, at 10:00 o'clock A.M., Houston Time, to vote on the following proposals:

        Proposal 1:  The election of nine directors.

        Proposal 2: The ratification of the appointment of Price Waterhouse as independent accountants for the year 1994.

        Proposal 3: Approval of an amendment to the Tech-Sym Corporation 1990 Stock Option Plan increasing the maximum number of shares of Common Stock issuable thereunder from 570,000 to 858,000 shares.

And to vote on all other matters incident to the conduct of the meeting or any adjournment(s) thereof.

    Stockholders of record at the close of business on March 14, 1994, are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited and urged to attend the meeting. EVEN IF YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ADDRESSED ENVELOPE. If you should attend, you may vote in person, if you wish, whether or not you have sent in your proxy.

                                         By Order of the Board of Directors.

                                               J. RANKIN TIPPINS
                                              GENERAL COUNSEL AND
                                                  SECRETARY

March 30, 1994

                              TECH-SYM CORPORATION

                                PROXY STATEMENT

SOLICITATION OF PROXIES

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the 'Board') of Tech-Sym Corporation (the 'Company') for use at the annual meeting of stockholders of the Company to be held in the Richmond Room of the Adam's Mark Hotel at 2900 Briarpark Drive, Houston, Texas, on Tuesday, April 26, 1994, at 10:00 o'clock A.M., Houston Time, and at any adjournment(s) thereof pursuant to and for the purposes set forth in the accompanying Notice of Meeting.

    The cost of solicitation of these proxies will be borne by the Company, including the reasonable costs incurred by custodians, nominees, fiduciaries, and other agents in forwarding the proxy material to their principals. The Company has engaged Georgeson & Company, Inc., a firm of professional proxy solicitors, to solicit proxies and will pay such firm a fee of approximately $6,000, plus expenses for so acting. In addition to such solicitation and the solicitation made hereby, certain directors, officers, and regular employees of the Company may solicit proxies by telegraph, telephone, and personal interview.

    A proxy will be voted in accordance with the stockholder's instruction or, if no instruction is indicated, it will be voted in favor of the proposals set forth in the notice attached hereto. Any stockholder may revoke his or her proxy at any time prior to its use by a later dated proxy. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person. It is anticipated that the proxy materials will be first mailed or given to stockholders on or about March 30, 1994.

STOCKHOLDER PROPOSAL

    In order to be considered for inclusion in the Company's proxy statement relating to the 1995 annual meeting of stockholders, a stockholder proposal must be received at the Company's principal executive office no later than November 25, 1994.

VOTING SECURITIES

    At the close of business on March 14, 1994, the record date for determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding 5,764,558 shares of Common Stock (exclusive of 1,277,062 treasury shares), each share being entitled to one vote upon each of the matters to be voted on at the meeting. There are no other voting securities outstanding.

    The holders of a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of stockholders. For purposes of determining the presence of a quorum, shares entitled to vote include shares as to which there is an abstention from voting on some or all matters submitted for voting and include shares as to which a broker will vote on at least one matter pursuant to discretionary authority of such broker to vote on such matter pursuant to applicable stock exchange rules. In the absence of a quorum (2,882,280 shares) at the meeting, either in person or by proxy, the meeting may be adjourned from time to time without notice other than announcement at the meeting until a quorum shall be formed.

    In conformity with the corporate law of Nevada (the state of the Company's organization) and the Company's articles of incorporation and bylaws, at any meeting of stockholders at which a quorum is present, a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting for vote, unless the matter is one upon which by law or by express provision of the articles of incorporation or bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. None of the proposals set forth in this proxy statement require a greater vote than a majority of shares. For purposes of determining whether a majority has been obtained with respect to a particular matter, shares as to which there is an abstention from voting and shares as to which a broker does not have authority to vote on such matter will not be treated as present and entitled to vote with respect to such matter.

    The following table sets forth as of January 31, 1994, the beneficial ownership of the Company's Common Stock with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company's currently outstanding shares of Common Stock.

      NAME AND BUSINESS ADDRESS         AMOUNT AND NATURE OF    PERCENT
        OF BENEFICIAL OWNERS            BENEFICIAL OWNERSHIP    OF CLASS

Confederation Life Insurance Co.
  ('Confederation Life')-------------          441,490(a)          7.7%
  1 Mount Pleasant Rd.
  Toronto, Ontario M4W 1H1

Heine Securities Corporation ('HSC')
       and
  Michael F. Price-------------------          419,300(b)          7.3%
  51 J.F.K. Parkway
  Short Hills, New Jersey 07078

The Travelers Inc. (formerly
  Primerica Corporation) ('TRV')-----          365,040(c)          6.3%
  65 East 55th Street
  New York, New York 10022
           and
  Smith Barney Shearson Inc. ('SBS')
  and Smith Barney Shearson
  Holdings Inc. ('SBS Holdings')
  1345 Avenue of the Americas
  New York, New York 10105

Lazard Freres & Co. ('Lazard
  Freres')---------------------------          360,100(d)          6.2%
  One Rockfeller Plaza
  New York, New York 10020

Dimensional Fund Advisors Inc.
  ('DFA')----------------------------          316,900(e)          5.5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401

Sun Bank, N.A., as Trustee of the
  Tech-Sym Retirement Plan-----------          351,753(f)          6.1%
  Trust Banking Group
  Post Office Box 3808
  Orlando, Florida 32802

  (a) According to a Schedule 13G dated February 10, 1994, and filed with the Securities and Exchange Commission by Confederation Life, Confederation Life had shared voting power and shared dispositive power with respect to all such shares.

  (b) According to a Schedule 13G dated February 8, 1994, and filed with the Securities and Exchange Commission by HSC and its President, Michael F. Price, HSC had sole voting power and sole dispositive power with respect to all such shares.

  (c) According to a Schedule 13G dated February 10, 1994, and jointly filed with the Securities and Exchange Commission by SBS, its sole common stockholder SBS Holdings, and TRV, the sole
                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
      stockholder of SBS Holdings, SBS and SBS Holdings had shared voting power with respect to 177,000 of such shares and shared dispositive power with respect to 1,000 of such shares. TRV had shared voting power with respect to 177,700 of such shares and shared dispositive power with respect to 1,700 of such shares. TRV, SBS Holdings and SBS have sole dispositive power with respect to 363,340 of such shares.

  (d) According to a Schedule 13G dated February 14, 1994, and filed with the Securities and Exchange Commission by Lazard Freres, Lazard Freres had sole voting power with respect to 345,600 of such shares, shared voting power with respect to 10,000 of such shares, and sole dipositive power with respect to all such shares.

  (e) According to a Schedule 13G dated February 9, 1994, DFA had sole voting power with respect to 227,500 of such shares and sole dispositive power with respect to all such shares. Persons who are officers of DFA also serve as officers of DFA Investment Dimensions Group Inc. (the 'Fund') and The Investment Trust Company (the 'Trust'). In their capacities as officers of the Fund and the Trust, these persons vote 74,700 additional shares which are owned by the Fund and 14,700 shares which are owned by the Trust.

  (f) According to a financial statement as of January 31, 1994, provided by Sun Bank, N.A., as Trustee of the Tech-Sym Retirement Plan, the shares are held for the benefit of employees and former employees of the Company who participate in the Company's Retirement Plan. Each participant may direct the Trustee regarding the voting of such shares allocated to the participant's accounts. The total number of shares indicated does not include those shares allocated to the accounts of the executive officers which are included in the table of beneficial ownership by officers and directors below.

    The following table sets forth as of January 31, 1994, the beneficial ownership of the Company's Common Stock with respect to each director and nominee for director, each of the executive officers listed in the Summary Compensation Table below, and all executive officers and directors of the Company as a group.

                                              AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                        SOLE VOTING      OPTIONS
                                            AND        EXERCISABLE       OTHER
         NAME OF INDIVIDUAL             INVESTMENT       WITHIN        BENEFICIAL     PERCENT
              OR GROUP                     POWER         60 DAYS      OWNERSHIP(A)    OF CLASS
W. L. Creech-------------------------      1,000         2,000            --             *
A. A. Gallotta, Jr.------------------       --          17,000            --             *
Wendell W. Gamel---------------------     71,953(b)     13,000            5,165        1.56%
Christopher C. Kraft, Jr.------------        500        18,000            --             *
Richard F. Miles---------------------       --            --                504          *
Robert E. Moore----------------------     24,500        11,000            --             *
Coy J. Scribner----------------------       --          12,000            4,495          *
Rollin J. Sloan----------------------       --          12,000            --             *
Joal A. Teresko----------------------      1,500        21,600            --             *
Ray F. Thompson----------------------     14,050        10,000            4,354          *
J. Rankin Tippins--------------------      3,244         5,300            1,824          *
Charles K. Watt----------------------       --          12,000            --             *
All directors and executive officers
  as a group (14 persons)------------    123,905       141,300           19,516        4.82%

   * Less than one percent (1%)

  (a) Represents shares allocated to the employee through his participation in the Tech-Sym Retirement Plan, according to the latest statement for said plan.

  (b) Includes 5,000 shares held in trust for Mr. Gamel's children in which he disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

    PROPOSAL 1: THE BOARD OF DIRECTORS BY A UNANIMOUS VOTE NOMINATED AND URGES YOU TO VOTE FOR THE NINE NOMINEES LISTED BELOW. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

    The Board recommends the election of the nominees listed below as directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Each of such nominees is presently a member of the Board. If at the time of the 1994 annual meeting of stockholders, any of such nominees should be unable to serve or is unwilling to serve, the discretionary authority provided in the Proxy will be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

    The Articles of Incorporation provide that the affairs of the Company shall be conducted by a Board of Directors of not less than three nor more than twenty members and empower the Board to increase or decrease its size within such limits. The Board in its discretion and in accordance with such authority has fixed its size at nine members. No proxy will be voted for a greater number of persons than the number of nominees named herein. If deemed desirable in the best interests of the Company, the Board of Directors (pursuant to authority contained in the Articles of Incorporation) may, subsequent to the annual meeting of stockholders, increase its size and elect one or more additional qualified persons to fill the vacancies which then exist pending the next annual meeting of stockholders.

    The nominees, and certain information with respect to each of them, are as follows:

                      W. L. CREECH                                                       Age 66
                      Director since 1989                                Audit Committee Member
                      Since his retirement from the United States Air Force as a Four Star
                      General in 1984, General Creech has been an independent business
      {Photo}         consultant. During his military career spanning more than 37 years,
                      General Creech held a succession of important posts, including as his last assignment Commander of the Tactical Air Command USAF. General
                      Creech also serves as a director of Comarco, Inc., and ESEA Corporation.

                      A. A. GALLOTTA, JR.                                                Age 61
                      Director since 1986                                Audit Committee Member
                      Admiral Gallotta has been President of AAG Associates, Inc., a consulting firm for electronic companies, since 1985, the year that he retired from the United States Navy as a Rear Admiral. From 1988 to January 1990, he
      {Photo}         served as President and Director of SWL, Inc., a technical support contractor to the United States Department of Defense and a subsidiary of
                      Flow General Corporation. Admiral Gallotta dedicated 23 years of his naval career to electronic warfare related activities and was Vice
                      Commander, Naval Electronics System Command, at the time of his retirement.
                                       4

                      WENDELL W. GAMEL
                      Director since 1966                                                Age 64
      {Photo}         Mr. Gamel was first elected President of the Company in 1975. In 1980, he was elected Chairman of the Board and has continuously served in both capacities ever since.

                      CHRISTOPHER C. KRAFT, JR. Director                                 Age 70
                      since 1983                                  Compensation Committee Member
                      Dr. Kraft has been a consultant to the aerospace industry since his
      {Photo}         retirement as Director of the NASA Johnson Space Center in 1982. He was
                      Flight Director for all of the Mercury missions and many of the Gemini missions. He also serves as a director of Panhandle Eastern Corporation and LifeCell Corporation.

                      ROBERT E. MOORE                                                    Age 68
                      Director since 1966
                      Mr. Moore retired as Vice President, Secretary and General Counsel of the
      {Photo}         Company on December 31, 1990, after serving in such positions for more than nineteen years. Effective January 1, 1991, he became a consultant to the Company.

                      COY J. SCRIBNER                                                    Age 62
                      Director since 1983
                      From 1972, continuing to the present, Mr. Scribner has been President of
                      Metric Systems Corporation, a subsidiary of the Company engaged in the
      {Photo}         business of designing and manufacturing electronic systems primarily used in defense. He was elected as a Vice President of the Company in 1985 and also serves as Chairman of Enterprise Electronics Corporation, a subsidiary of the Company engaged in the business of designing and manufacturing weather radars.
                                       5

                      ROLLIN J. SLOAN                                                    Age 73
                      Director since 1983                       Compensation Committee Chairman
                      Mr. Sloan retired as President of TRAK Microwave Corporation ('TRAK') on
                      December 31, 1987, an office that he held since 1969. Effective January
      {Photo}         1, 1988, he became a consultant to TRAK and was elected Chairman of its
                      Board of Directors. TRAK, a subsidiary of the Company, is engaged in the design and manufacture of microwave components.

                      JOAL A. TERESKO                                                    Age 56
                      Director since 1977                              Audit Committee Chairman
                      Mr. Teresko has been an independent business consultant and Managing
      {Photo}         Director of Laurel Hill Investments for more than the past five years. He previously served as Vice President of Kennecott Development Company, a unit of Kennecott Copper Corporation, and Director of Corporate Develop-
                      ment for Chemetron Corporation.

                      CHARLES K. WATT                                                    Age 56
                      Director since 1987                         Compensation Committee Member
                      Since 1988, Dr. Watt has served as President and Chief Executive Officer of Scientific Research Corporation ('SRC'), a company involved in scientific research and in which both the Company and Dr. Watt have equity interests. Effective April of 1990, he was appointed Executive
      {Photo}         Assistant to the President of Clemson University. Dr. Watt served from
                      1986 to 1990 as a Laboratory Director and principal research engineer at
                      Georgia Institute of Technology, which post included broad responsibilities in management, systems engineering and emerging technologies research. Dr. Watt is also a consultant to industry on weapon systems acquisitions and test and evaluation developments.

    The Company has standing audit and compensation committees of the Board of Directors, but does not have a nominating committee. The audit committee's functions include making recommendations concerning the engagement of independent accountants, reviewing with the independent accountants the plan and results of the auditing engagement, approving professional services provided by the independent accountants, reviewing the independence of the independent accountants and reviewing the adequacy of the Company's internal accounting controls. The compensation committee makes recommendations to the Board as to compensation to be paid to (i) the officers of the Company, (ii) the chief executive officers and general managers of subsidiaries and divisions, and (iii) all employees of the Company and its subsidiaries, regardless of position, whose compensation exceeds a certain amount. The compensation committee also reviews, and makes recommendations to the Board with respect to, all incentive compensation plans proposed for the Company and its subsidiaries. The compensation committee administers the 1980 Stock Option Plan and the 1990 Stock Option Plan of the Company and has sole authority to grant options and stock appreciation rights under the 1990 Stock Option Plan. Options and stock appreciation rights may no longer be granted under the 1980 Stock Option Plan. During 1993, the audit committee had three meetings, the compensation committee had four meetings, and the Board of Directors had six meetings. All members of the Board of Directors attended 75% or more of the total number of meetings of the Board and Board committees on which they served.

DIRECTORS' REMUNERATION

    Members of the Board of Directors who are not employees of the Company are paid a fee of $1,300 for attendance at each Board meeting and a fee of $100 for attendance at each Board committee meeting. Board members who are employees of the Company receive a fee of $100 for attendance at each Board meeting. Members of the Board who are not current or former employees of the Company are also paid an Annual Director Fee of $14,400.

NONEMPLOYEE DIRECTORS RETIREMENT PLAN

    Each Director who is not a present or former officer or employee of the Company covered by a Company retirement plan or agreement is automatically covered by the Company's Nonemployee Directors Retirement Plan. Upon his retirement on or after reaching age 65 or his termination due to disability, a Director will be entitled to receive from the Company an annual retirement benefit equal to 65% of the Annual Director Fee in effect prior to his retirement or disability. If a Director leaves the Board prior to reaching age 65 for reasons other than disability, his retirement benefit will not begin until he reaches age 65 and, if he has served less than ten years as a director, his retirement benefit will be reduced by 10% for each such year. No benefits were payable before January 1, 1994, except in the event of death or disability.

    The surviving spouse of a deceased director who was entitled to receive a retirement benefit under this plan will receive an annual benefit from the Company, beginning with the director's death, equal to 37 1/2% of the Annual Director Fee, subject to a reduction of 10% for each year less than 10 served as a director unless such director was a member of the Board on his date of death or had been previously terminated due to a disability. The spouse's benefit will continue for ten years or until the spouse's death, whichever occurs first.

    In the event of a change in control of the Company, as defined in the plan, the retirement benefits become 100% vested regardless of a director's length of service and are payable in a lump sum.

    The Company has contributed certain assets to a trust with a commercial bank to provide for the payment of the benefits under the plan. The amounts held in trust remain available to the claims of creditors of the Company in the event of its bankruptcy or insolvency.

STOCK OPTION PLAN

    The Company's 1990 Stock Option Plan provides for the automatic grant of non-qualified stock options and stock appreciation rights (SARs) to nonemployee Directors of the Company. An individual who becomes a nonemployee Director shall be automatically granted options and SARs with respect to 10,000 shares of Common Stock as of the date such person first becomes a member of the Board of Directors. Each nonemployee Director shall be automatically granted options and SARs with respect to an additional 1,000 shares of Common Stock effective as of the date of each regular annual meeting at which such person is reelected or continues to serve as a Director. The exercise price of such options and SARs may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. The stock options and SARs are exercisable on and after the first anniversary of the date of grant and have a term of ten years unless earlier terminated in the event a nonemployee Director ceases to be a member of the Board for any reason except death, permanent disability, or retirement. The 1990 Stock Option Plan provides that, upon a change in control of the Company, all outstanding stock options and SARs would be immediately exercisable (with certain exceptions).

CONSULTING AND EMPLOYMENT AGREEMENTS

    Under a consulting agreement with the Company's subsidiary, TRAK, effective January 1, 1988, and terminating December 31, 1998, Mr. Rollin J. Sloan, a Director, who retired as President of TRAK on December 31, 1987, is performing advisory and consulting services to TRAK and is being compensated therefor in the annual amount of $70,000. For the year ended December 31, 1993, the Company paid Mr. Sloan $70,000 under the agreement.

    The Company has a consulting agreement with Mr. Robert E. Moore, formerly an officer and currently a Director of the Company, under which Mr. Moore provides advisory and consulting services to the Company at an annual compensation of $9,263. Such agreement was effective on January 1, 1991, and is scheduled to terminate on December 31, 2000. For the year ended December 31, 1993, Mr. Moore was paid $9,263 under this agreement. For such year, Mr. Moore was also paid $69,225 pursuant to a deferred compensation agreement with the Company. Such agreement provides for the payment of such amount annually during the life of Mr. Moore and also provides for the payment of a surviving spouse's benefit, following his death, in an annual amount of $39,937.50 for the lesser of ten years or the remainder of her life.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Sloan retired as President of TRAK Microwave Corporation ('TRAK'), a wholly-owned subsidiary of the Company, on December 31, 1987, an office that he had held since 1969. Effective January 1, 1988, he became a consultant to TRAK under a contract terminating on December 31, 1998, and was elected Chairman of its Board of Directors.

    Since September 12, 1988, Dr. Watt has served as President and Chief Executive Officer of Scientific Research Corporation ('SRC') in which both the Company and Dr. Watt have equity interests. Mr. Gamel serves on the SRC Board of Directors which determines the compensation for Dr. Watt.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and, if any, persons who own more than ten percent of the Company's common shares to file with the Securities and Exchange Commission and the New York Stock Exchange reports relating to ownership and changes in ownership of such common shares. Copies of these reports must also be furnished to the Company. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that all applicable Section 16(a) reporting requirements were complied with except that Mr. Rollin J. Sloan, a director, was late in reporting the sale of shares of the Company's Common Stock.

                        REPORT ON EXECUTIVE COMPENSATION

    The Board of Directors has a Compensation Committee comprised of three nonemployee directors which reviews and recommends to the Board the payment of
(i) compensation to any employee of the Company or its subsidiaries with an annual salary of $100,000 or more, and (ii) compensation, regardless of amount, to any division or subsidiary general manager or chief executive officer. In addition, the Committee reviews and recommends to the Board all incentive compensation plans including, without limitation, bonus plans, stock option plans, stock purchase plans, and key employee compensation agreements. The Board has final approval concerning the Committee's recommendations.

    The Compensation Committee also administers the Company's 1980 and 1990 Stock Option Plans and grants stock options and attendant stock appreciation rights to officers and key employees under the 1990 Stock Option Plan. The Board does not have any approval or disapproval authority concerning the grants awarded by the Committee.

    The executive compensation policies and practices are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. Compensation of the executive officers of the Company is primarily comprised of salary, incentive bonus, and stock options. In addition, all of the executive officers participate in the Company's Section 401(k) Retirement Plan and have entered into Termination Agreements with the Company. Certain executive officers are also parties to Executive Retirement Agreements with the Company.

SALARY

    The base salaries of the executive officers are established at a level deemed appropriate to attract and retain qualified executives. In establishing its recommendations, the Compensation Committee considers the recommendations of management, the amount of responsibilities of the executive officers, the salaries of others similarly situated both within and outside of the Company, the recent performance in the executive's area of responsibility, the relative performance of other companies in similar businesses, and any changes in the cost-of-living. The salaries of the executive officers are usually reviewed annually and the performance of the prior year is evaluated. As a result, the individual performances in 1992 were considered in establishing the salaries during 1993.

INCENTIVE BONUS PLANS

    The Company and its subsidiaries have incentive bonus plans which provide for incentive compensation for their officers and key employees. Under the Company's plan, the aggregate bonus pool from which such awards can be made in any year cannot exceed 2% of the Company's consolidated earnings before federal and state income taxes. The apportionment of that part of the Company's bonus pool paid to the executive officers is determined by the Board of Directors, pursuant to recommendations of the Compensation Committee, according to levels of responsibilities and individual performance. No bonus is payable if the Company fails to earn a profit.

    Under the incentive bonus plan for the Company's subsidiaries, directors, officers, and key employees of each of the subsidiaries are eligible to share in a bonus pool, calculated separately for each subsidiary, amounting to not less than 8% and not more than 15% of such subsidiary's annual earnings before state and federal income taxes. Bonus amounts earned in excess of 8% pre-tax earnings depend upon the degree by which each subsidiary exceeds certain performance criteria, such as sales, net profit, and return on investment. The apportionment of the total amount of the bonus and the recipients thereof are determined by the senior management of the Company and the respective subsidiary according to levels of responsibility and individual performance except that approval of the Board of Directors of the Company, pursuant to recommendations of the Compensation Committee, is required for an award to (i) any recipient whose annual salary is equal to or greater than $100,000 and (ii) any division or subsidiary general manager or chief executive officer, regardless of the amount of compensation. Executive officers of the Company may also receive bonuses from the subsidiary bonus pools in their capacities as directors or officers of the subsidiaries. No bonus is payable if the subsidiary fails to earn a profit.

    The amount of the bonus pool of the Company and of each subsidiary is subject to reduction by the amount of (i) any bonuses such as year-end holiday bonuses paid to employees for such year, (ii) the contributions which each such company would be required to make to the retirement plan, if any, on the total bonus pool amount for the accounts of its bonus recipients, and (iii) certain marketing incentives paid to employees for such year.

STOCK OPTION PLAN

    The Company's Stock Option Plan is designed to align the long-term interests of key employees with stockholder interests. The total number of shares available for grants under the Plan is limited to the amount approved by the stockholders. The exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of the grant. The employees awarded stock options benefit only when the market price of the Company's stock increases to the benefit of all stockholders. The Committee does not routinely or automatically grant stock options to key employees. It has been the practice to grant stock options to executive officers every three to five years. The number of options granted to any individual is dependent on the individual's level of responsibility and ability to influence the performance of the Company and its subsidiaries.

CEO COMPENSATION

    As with the other executive officers, the compensation of Mr. Gamel consists primarily of salary, incentive bonus, and stock options. Mr. Gamel's salary is reviewed on an annual basis by the Compensation Committee and the Board of Directors at the time of the annual election of officers at the Directors' meeting held in conjunction with the annual stockholders' meeting held in April of each year. The incentive bonus is determined after the end of each year when financial results are available. Stock option grants are not automatic nor awarded on a regular basis.

    A major portion of Mr. Gamel's compensation consists of an annual incentive bonus under the Incentive Bonus Plans described above and, as such, fluctuates with the annual fortunes of the Company. Due to the Company's reduced earnings in 1992 compared to 1991, the Committee recommended, and the Board approved, a reduced incentive bonus for Mr. Gamel for 1992. The Company reported record levels of sales and earnings for 1993 and, pursuant to the recommendation of the Committee, the Board approved an increased incentive bonus. The Committee also granted stock options to Mr. Gamel as stated in the Option/SAR Grants Table.

    The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the 'Securities Act'), or under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

    The foregoing report is given by the following members of the Compensation Committee.

Rollin J. Sloan                 Christopher C. Kraft, Jr.       Charles K. Watt

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and the four other most highly compensated executive officers in 1993 (as the term 'executive officer' is defined for proxy purposes by the Securities and Exchange Commission) for services rendered in all capacities during the fiscal years ended December 31, 1993, 1992, and 1991, except for the category of All Other Compensation which includes information for 1992 and 1993 only. The dollar value of other annual compensation not properly categorized as salary or bonus, such as perquisites and other personal benefits, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for any of the named executive officers in 1992 or 1993.

                           SUMMARY COMPENSATION TABLE
                                                                          LONG TERM
                                                 ANNUAL COMPENSATION     COMPENSATION     ALL OTHER
              NAME AND                           SALARY      BONUS      OPTIONS/SARS    COMPENSATION
         PRINCIPAL POSITION             YEAR       ($)        ($)(A)        (#)(B)          ($)(C)
W. W. Gamel--------------------------    1993      291,333     192,142       30,000        11,949
  Chairman of the Board, President,      1992      273,333      95,000        -0-          11,929
  and Chief  Executive Officer           1991      253,333     142,032        -0-

C. J. Scribner-----------------------    1993      238,976     119,132       25,000        11,920
  President of Metric Systems            1992      238,685     116,000        -0-          11,615
  Corporation                            1991      204,476     107,000        -0-

R. F. Miles--------------------------    1993      151,700     145,000       15,000         5,871
  President of Syntron, Inc.             1992      143,000      13,521        -0-           5,622
                                         1991      130,000      62,784        -0-

R. F. Thompson-----------------------    1993      146,000     134,000       20,000        11,075
  Vice President, Treasurer, and         1992      136,667      79,108        -0-          11,270
  Chief Financial Officer                1991      126,667     107,486        -0-

J. R. Tippins------------------------    1993      112,667     104,594       15,000         7,961
  General Counsel and Secretary          1992      105,333      56,346        -0-           8,309
                                         1991      100,000      71,637        -0-

  (a) Bonus amounts were earned during the years indicated, but paid in the first quarter of the following year.

  (b) Includes stock appreciation rights (SARs) awarded in tandem with each stock option.

  (c) Each of the amounts in this column are matching contributions by the Company to the executive officer's account in the Company's Retirement
      (401(k)) Plan.

OPTION/SAR GRANTS TABLE

    The following table sets forth information concerning grants of stock options and stock appreciation rights (SARs) awarded in tandem with each stock option during 1993 to each of the named executive officers and the potential realizable value of such options if the market price of the stock appreciates at the stated rates over the 10 year term of the option.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                       INDIVIDUAL GRANTS(A)
                                                         % OF                                     POTENTIAL
                                        NUMBER OF       TOTAL                                REALIZABLE VALUE AT
                                        SECURITIES     OPTIONS                                  ASSUMED ANNUAL
                                        UNDERLYING    GRANTED TO    EXERCISE                 RATES OF STOCK PRICE
                                         OPTIONS      EMPLOYEES     OR BASE                      APPRECIATION
                                         GRANTED      IN FISCAL      PRICE      EXPIRATION    FOR OPTION TERM(B)
                NAME                       (#)           YEAR        ($/SH)        DATE       5% ($)     10% ($)
W. W. Gamel--------------------------      30,000        12.7         15.75      6/17/03     297,675     751,275
C. J. Scribner-----------------------      25,000        10.6         15.75      6/17/03     248,063     626,063
R. F. Miles--------------------------      15,000         6.3         15.75      6/17/03     148,838     375,638
R. F. Thompson-----------------------      20,000         8.4         15.75      6/17/03     198,450     500,850
J. R. Tippins------------------------      15,000         6.3         15.75      6/17/03     148,838     375,638

(a) According to the shareholder approved 1990 Stock Option Plan, the exercise price of stock options and stock appreciation rights may not be less than the market value per share on the date of grant. Options are exercisable starting twelve months from grant date, with 20% of the shares covered thereby becoming exercisable at that time and with 20% of the option shares becoming exercisable every six months thereafter with full vesting occurring on the third anniversary date.

(b) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by Securities and Exchange Commission rules and are not intended to reflect historical performance or to forecast possible future appreciation, if any, in the Corporation's stock price. The assumed annual rates of 5% and 10%, compounded over ten years, would result in the Company's common stock price increasing from $15.75 per share on the grant date to $25.6725 and $40.7925, respectively, in the year 2003.

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

    The following table summarizes for each of the named executive officers the number of stock options and stock appreciation rights (SARs), if any, exercised during the year ended December 31, 1993, the aggregate dollar value realized upon exercise, the total number of unexercised options and SARs, if any, held at December 31, 1993, and the aggregate dollar value of in-the-money, unexercised options and SARs, if any, held at December 31, 1993. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option or SAR. Value of the unexercised, in-the-money options or SARs at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on December 31, 1993, which was $21.25 per share. THESE VALUES, UNLIKE THE AMOUNTS SET FORTH IN THE COLUMN HEADED 'VALUE REALIZED,' HAVE NOT BEEN, AND MAY NEVER BE REALIZED. THE UNDERLYING OPTIONS OR SARS HAVE NOT BEEN, AND MAY NOT BE, EXERCISED; AND ACTUAL GAINS, IF ANY, ON EXERCISE WILL DEPEND ON THE VALUE OF TECH-SYM COMMON STOCK ON THE DATE OF EXERCISE. THERE CAN BE NO ASSURANCE THAT THESE VALUES WILL BE REALIZED. Unexercisable options are those which have not yet vested under the vesting schedule in the Company's 1990 Stock Option Plan.

                        AGGREGATED OPTION/SAR EXERCISES
                         IN LAST FISCAL YEAR AND FY-END
                               OPTION/SAR VALUES
                                                                                                          VALUE OF UNEXERCISED,
                                                                         NUMBER OF UNEXERCISED                 IN-THE-MONEY
                                          SHARES                              OPTIONS/SARS                     OPTIONS/SARS
                                        ACQUIRED ON       VALUE             AT FY-END(#)(A)                  AT FY-END($)(B)
                NAME                    EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
W. W. Gamel--------------------------      -0-            -0-            13,000          30,000           125,875         165,000
C. J. Scribner-----------------------      -0-            -0-            12,000          25,000           119,250         137,500
R. F. Miles--------------------------     1,600         12,600            -0-            15,000             -0-            82,500
R. F. Thompson-----------------------      -0-            -0-            10,000          20,000            99,375         110,000
J. R. Tippins------------------------      -0-            -0-             5,300          15,000            54,288          82,500

  (a) Includes stock appreciation rights (SARs) awarded in tandem with each stock option.

  (b) In-the-Money Options/SARs are those where the fair market value of the underlying security exceeds the exercise or base price of the option or SAR.

EXECUTIVE RETIREMENT AGREEMENTS

    Of the five named executive officers, Messrs. Gamel and Scribner, both also Directors of the Company, and Thompson and Tippins are each parties to retirement agreements with the Company which provide for the payment to each such officer an annual retirement benefit for the remainder of his life commencing at his retirement on or after age 65 in an amount equal to 65% of such executive's highest rate of base salary in effect at any time prior to his reaching age 61 ('Base Salary'). If such executive voluntarily terminates his employment prior to age 65, but on or after age 62, he shall commence receiving his retirement benefit reduced by 1.39% for each full calendar month which his date of termination precedes his 65th birthday, unless such reduction is waived by the Board. The applicable Base Salaries to date of Messrs. Gamel, Scribner, Thompson, and Tippins are $240,000, $231,000, $149,000, and $115,000,
respectively. The agreements further provide for the payment of a surviving spouse's benefit equal to 37 1/2% of the officer's Base Salary, which is payable annually upon his death to his surviving spouse, if any, for the lesser of ten years or the remainder of her life. The Company's obligation under each of the agreements to pay the retirement benefits terminates if the officer voluntarily leaves the employ of the Company prior to reaching age 62 (other than due to death or total and permanent disability) or is terminated for cause. The benefits remain payable in the event of either the executive's termination of employment prior to age 62 because of his total and permanent disability or his termination after reaching age 62, but in both instances are subject to reduction for their early commencement unless such reduction is waived by the Board. Under each of the agreements, the surviving spouse's benefit is not payable if the officer voluntarily leaves the employ of the Company prior to age 62 or is terminated for cause, but is payable if the executive dies while still in the employ of the Company, or after his termination of employment after reaching age 62 or after his termination due to a disability. The agreements also provide the executive with continued Company-provided health benefits after his retirement.

    The Company has contributed certain assets to a trust with a commercial bank to provide for the payment of the benefits under the retirement agreements. The amounts held in trust remain available to the claims of creditors of the Company in the event of its bankruptcy or insolvency.

TERMINATION AGREEMENTS

    The Company has entered into Termination Agreements with certain key employees, including the named executive officers, which provide that if the employee's employment is terminated during the three-year period following a Change in Control of the Company, as defined in the agreements, other than for cause or by the employee for other than 'good reason,' the employee will continue to be paid his base salary, participate in the Bonus Plan and receive certain other benefits for the remainder of such three-year period, reduced by any amounts payable to the employee (i) pursuant to a Retirement Agreement and (ii) from other employment.

STOCK OPTION PLANS

    The Company's 1980 Stock Option Plan (the '1980 Option Plan'), which expired on December 31, 1989, provided for the grant of stock options to purchase up to 450,000 shares of the Company's Common Stock and for the grant of stock appreciation rights ('SARs') in tandem therewith to key employees of the Company and its subsidiaries as determined by the Company's stock option plan committee. Options granted pursuant to the 1980 Option Plan which were outstanding on December 31, 1989, may be exercised at any time prior to their respective expiration dates. The 1980 Option Plan provides that effective upon a change in control of the Company, the stock options and SARs then outstanding would become vested and exercisable.

    The Company's 1990 Stock Option Plan, as amended (the '1990 Option Plan'), provides for the grant of stock options to purchase shares of the Company's Common Stock and for the grant of stock appreciation rights ('SARs') in tandem therewith to (i) key employees of the Company and its subsidiaries as determined by the Company's compensation committee and (ii) the members of the Board of Directors of the Company who are not employees of the Company. The maximum number of shares of Common Stock as to which options or SARs may be granted under the 1990 Option Plan is 570,000 shares, subject to certain adjustments to prevent dilution. The exercise price of such options and SARs may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. The 1990 Option Plan provides that, upon a change in control of the Company, all outstanding stock options and SARs would become immediately vested and exercisable (with certain exceptions).

SHARE INVESTMENT PERFORMANCE

    The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) of the Company's Common Stock from December 31, 1988, through December 31, 1993, with the broad market Media General Financial Services Composite Market Value Index of over 7,000 publicly held companies and the peer group of Media General Financial Services Industry Group 171 Index -- Electronic Equipment Manufacturers (which includes the Company). The data presented assumes a hypothetical investment of $100 in the Company's stock and in the underlying stocks of each of the two indices as of January 1, 1989, and that all dividends were reinvested.

             {Linear graph with coordinates indicated in the table below}

                                    1988  1989   1990    1991     1992    1993

Tech-Sym Corporation                100   83.7   79.35   116.3   118.48  184.78
Electronic Equipment Manufacturers  100  110.61  107.58  134.04  177.58  255.87
Composite Market Value              100  124.71  115.96  149.69  155.68  178.71

    The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

    There can be no assurance that the Company's share performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future share performance.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY SELECTED PRICE WATERHOUSE, AND URGES YOU TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SUCH FIRM, AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR 1994. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

    By action of the Board of Directors, Price Waterhouse has been selected as independent accountants of the Company for the year ending December 31, 1994, and the Board of Directors proposes the ratification of such selection. Price Waterhouse has audited the accounts of the Company since 1967. A representative of such firm is expected to be present at the annual meeting of stockholders with the opportunity to make a statement if he desires to do so and will be available to answer appropriate questions.

              APPROVAL OF AN AMENDMENT TO THE TECH-SYM CORPORATION
              1990 STOCK OPTION PLAN INCREASING THE MAXIMUM NUMBER
               OF SHARES OF COMMON STOCK ISSUABLE THEREUNDER FROM
                           570,000 TO 858,000 SHARES

    PROPOSAL 3: THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND URGES YOU TO VOTE FOR PROPOSAL 3. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED FOR APPROVAL OF THIS PROSPOSAL.

    GENERAL. The Company's 1990 Stock Option Plan (the 'Plan') was adopted by the Board of Directors of the Company on February 15, 1990, and approved by the Company's stockholders on April 24, 1990. The Board of Directors of the Company approved an amendment to the Plan on February 21, 1991, which was approved by the stockholders on April 30, 1991, increasing the maximum number of shares issuable under the Plan from 300,000 to 570,000 shares. The Board of Directors approved a second amendment to the Plan on February 17, 1994, subject to stockholder approval, increasing the maximum number of shares issuable under the Plan from 570,000 to 858,000 shares. The purpose of the Plan is to advance the interests of the Company by providing incentive awards and stock ownership opportunities to those key employees (including directors who are employees) who contribute significantly to the performance of the Company and its subsidiaries and to the members of the Board of Directors of the Company who are not employees of the Company. In addition, the Plan is intended to enhance the ability of the Company to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company. The terms of the Plan are described below and the Plan, including the proposed amendment, is set forth in its entirety as Appendix A hereto.

    The Plan provides for the grant of stock options to purchase shares of the Company's Common Stock and for the grant of stock appreciation rights ('SARs') in tandem therewith to (i) key employees of the Company and its subsidiaries as determined by the Company's compensation committee and (ii) the members of the Board of Directors of the Company who are not employees of the Company. The maximum number of shares of Common Stock as to which options or SARs may be granted under the Plan, as amended, is 570,000 shares, subject to certain adjustments to prevent dilution. Upon approval of the second amendment of the Plan by the Company's stockholders, the maximum number of shares of Common Stock as to which options or SARs may be granted under the plan will be 858,000 shares, subject to certain adjustments to prevent dilution. Stock options granted under the Plan to key employees may be either incentive stock options ('ISOs') under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or nonqualified stock options ('NSOs'). Options granted to nonemployee Directors will be NSOs, as options granted to nonemployees do not qualify as ISOs.

    The Plan is adminstered by the Company's compensation committee, which, under the terms of the 1990 Option Plan, must consist of three members of the Board of Directors, none who may be a key employee who is eligible to be, or is, a participant in the Plan. The compensation committee has complete discretion in determining the key executives and employees of the Company or its subsidiaries who shall receive stock options and the number of such options to be granted. The Plan provides that, in granting options to key employees, the compensation committee shall take into consideration the contribution an employee has made or may make to the success of the Company or its subsidiaries and such other factors as the compensation committee shall determine. As described below, the Plan provides for the automatic grant of stock options and SARs to nonemployee Directors of the Company in specified amounts and at specified times. As of February 15, 1994, 195 key employees and seven nonemployee directors are eligible to participate in the 1990 Option Plan.

    The compensation committee has the discretion to grant a SAR separately or in tandem with any option granted to a key employee under the Plan, and the grant of a SAR may be made on or after the date of the grant of an option. A SAR granted to a key employee entitles such employee to receive shares of Common Stock, cash or any combination thereof, as determined by the compensation committee, having an aggregate value equal to the excess of (i) the fair market value of one share of Common Stock on the date of exercise over the purchase price per share specified in such SAR, multiplied by (ii) the number of shares for which the SAR is exercised. A SAR granted to a nonemployee Director entitles such Director to receive shares of Common Stock and cash having an aggregate value as determined in the preceding sentence with respect to the number of shares for which the SAR is exercised, with such aggregate value to be automatically paid one-half in cash and one-half in shares of Common Stock. No fractional shares of Common Stock shall be issued upon the exercise of a SAR (or upon the exercise of an option granted pursuant to the Plan). SARs are subject to such terms and conditions, not inconsistent with the Plan, as the compensation committee may impose. Any SAR granted under the Plan that relates to a specific option is only exercisable to the extent that the related option is exercisable.

    The term of each stock option or SAR granted to a key employee shall be determined by the compensation committee on the date of grant, subject to the limitations that (i) all such options and SARs will expire no later than ten years from the date of grant and (ii) the exercise price of such options and SARs may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. In the event that the employment of a key employee shall terminate for reasons other than retirement with the consent of the Company, permanent disability or death, such employee's options and related SARs shall be exercisable only within three months after such termination and only to the extent that such options and SARs were exercisable immediately prior to such termination of employment. If such termination is due to retirement or permanent disability, the key employee may exercise options and SARs in full at any time during the remaining term provided therefor at the time of grant. Upon the termination of employment of a key employee by reason of death, such employee's options, to the extent then exercisable, may be exercised for a period of one year after the date of the employee's death, but no more than ten years after the date an option was granted.

    The Plan provides for the automatic grant of stock options and SARs to nonemployee Directors of the Company. Each option granted to a nonemployee Director is a NSO and is accompanied by a SAR for the entire number of shares subject to such option. Each nonemployee Director was granted options and SARs with respect to 10,000 shares of Common Stock on February 15, 1990. The grant of such options under the Plan was approved by the stockholders of the Company on April 24, 1990. An individual who later becomes a nonemployee Director shall be automatically granted an option and SAR with respect to 10,000 shares of Common Stock as of the date such person becomes a member of the Board of Directors. Commencing with the regular annual meeting of stockholders of the Company in 1991, each nonemployee Director is automatically granted an option and SAR with respect to an additional 1,000 shares of Common Stock effective as of the date of each regular annual meeting at which such person is reelected or continues to serve as a Director.

    Options and SARs granted to a nonemployee Director under the Plan have an exercise price equal to the market value of the Common Stock on the date of grant, are exercisable commencing one year after the date of grant and have a 10 year term. In the event of termination of service of a nonemployee Director, options and SARs held by such nonemployee Director will be exercisable only within 12 months after termination of service and only to the same extent they were exercisable on the date of termination, except that, if the termination is due to death, permanent disability or retirement pursuant to a Company policy, all options and SARs held by such nonemployee Director shall be exercisable in full during the remaining term provided therefor at the time of grant.

    The Plan permits the Company to allow an optionee, upon exercise of an option, to satisfy any applicable federal income tax requirements in the form of either cash or, at the discretion of the compensation committee, shares of Common Stock, including shares issuable upon exercise of such option.

    The Plan provides that upon a change of control of the Company (i) outstanding stock options and SARs would become immediately vested and exercisable (with certain exceptions) and (ii) upon exercise of an option or SAR, the optionee would receive cash based on the spread between the exercise price of such option or SAR and the premium price, if any, paid for the Common Stock in connection with such change of control. A change of control shall be deemed to occur if a person or group acquires 25% or more of the Company's voting securities, the Directors of the Company at the beginning of any two year period cease to constitute a majority of the Board of Directors during such period for any reason, the stockholders of the Company approve a merger or consolidation of the Company with any other company (with certain exceptions), the stockholders of the Company approve an agreement for the sale, exchange or disposition by the Company of all or a substantial portion of the Company's assets or the stockholders of the Company adopt a plan of complete liquidation of the Company.

    The Board of Directors of the Company may amend, suspend or terminate the Plan at any time, except that any amendment that would (i) increase the maximum number of shares that may be issued under options granted pursuant to the Plan,
(ii) change the class of employees eligible to receive grants under the Plan,
(iii) extend beyond 10 years the term of any option or SAR, (iv) extend the term of the Plan or (v) change the operation of grants to nonemployee Directors requires stockholder approval unless, in each case, such approval is not required to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). Unless the term of the Plan is extended or earlier terminated, the Plan will terminate on December 31, 1999.

    FEDERAL INCOME TAXES. As a general rule, no income will be recognized by an employee upon the grant of either ISO's and NSOs or by a nonemployee Director upon the grant of a NSO. Upon the exercise of a NSO, the optionee will be treated as receiving compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for the shares, and the Company may claim a deduction for compensation paid in the same amount and at the same time as compensation is taxable to the optionee, provided the Company makes the proper tax withholding with respect to the exercise by an employee. Upon a subsequent disposition of the shares, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than twelve months. The exercise of an ISO (which may not be granted to a nonemployee Director), on the other hand, does not subject the optionee to federal income tax; however, the 'spread' upon the exercise of an ISO is an item of adjustment for purposes of the alternative minimum tax. If the optionee holds the shares of Common Stock received upon the exercise of an ISO for the requisite holding period, gain on the disposition of such shares is treated as long-term capital gain. If a disposition of such shares is made in a taxable transaction before expiration of the holding period, a portion of the gain on disposition will be treated as ordinary income and the balance as long-term or short-term capital gain, depending on the length of time the shares were held. The Company is allowed a deduction in the year of disposition of shares received upon exercise of an ISO only to the extent the amount of any gain is taxable to the optionee as ordinary income.

    An optionee who receives a SAR will not recognize any taxable income upon receipt of the SAR, but upon exercise of the SAR, the fair market value of the shares of Common Stock (or the cash in lieu of shares of Common Stock) received must be treated as ordinary income by the optionee for that year. Under such circumstances, the Company will, in general, be entitled to a deduction equal to the
                                       18
amount taxable to the optionee as ordinary income. If the optionee receives shares of Common Stock upon the exercise of a SAR and thereafter disposes of such shares in a taxable transaction, the difference between any amount realized on such disposition and the amount treated as ordinary income upon the exercise of the SAR will be treated as a capital gain or loss (provided the shares of Common Stock were held as a capital asset on the date of disposition), which will be a long or short-term capital gain or loss depending on the holding period of the shares of Common Stock, and taxed at the same rate as ordinary income.

    The exercise of a NSO by, or the payment of a SAR with common stock to, a nonemployee Director or an employee subject to the provisions of Section 16(b) of the Exchange Act will be a taxable event on the date of such exercise or payment.

    LIMITATION OF AMENDMENTS. The proposed amendment to the Plan includes an addition to Section 12 which limits the number of amendments to the provisions regarding options and SARs granted to nonemployee Directors to no more than one every six months. This amendment was deemed necessary to comply with official interpretations of Rule 16b-3, as revised, adopted by the Securities and Exchange Commission under the Exchange Act.

                                 OTHER MATTERS

    The Board of Directors of the Company knows of no business to be presented at the annual meeting other than that stated in the notice of such meeting. In the event, however, that other matters properly come before the meeting or any adjournment thereof, it is intended that the persons named in the accompanying Proxy and acting thereunder will vote in accordance with their best judgment.

    Regardless of the number of shares owned by you, it is important that they be represented at the meeting, and you are respectfully requested to sign, date and return the accompanying Proxy at your earliest convenience.

                                 ANNUAL REPORT

    The annual report to stockholders, including consolidated financial statements for the years ended December 31, 1993 and 1992, has been mailed to all stockholders.

                                FORM 10-K REPORT

    UPON THE WRITTEN REQUEST OF EACH STOCKHOLDER SOLICITED HEREBY, ADDRESSED TO THE COMPANY, ATTENTION: J. RANKIN TIPPINS, SECRETARY, 10500 WESTOFFICE DRIVE, HOUSTON, TEXAS 77042, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 1993. ANY BENEFICIAL OWNER MAKING SUCH A REQUEST MUST SET FORTH THEREIN A GOOD-FAITH REPRESENTATION THAT AS OF MARCH 14, 1994, HE OR SHE WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.

                                           By Order of the Board of Directors.

                                                    J. RANKIN TIPPINS
                                              GENERAL COUNSEL AND SECRETARY

March 30, 1994

                                                                      APPENDIX A

                              TECH-SYM CORPORATION

                             1990 STOCK OPTION PLAN

1.  PURPOSE

    The purpose of the Tech-Sym Corporation 1990 Stock Option Plan (the 'Plan') is to advance the interests of Tech-Sym Corporation (the 'Company') and its Subsidiaries (as defined below) by providing incentive awards and stock ownership opportunities to those key employees (including officers and directors who are employees) who contribute significantly to the performance of the Company and its Subsidiaries ('Key Employees') and stock ownership opportunities to the members of the Board of Directors of the Company (the 'Board') who are not employees of the Company or a Subsidiary ('Nonemployee Directors'). In addition, the Plan is intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of superior managerial ability and to motivate such individuals to exert their best efforts towards future progress and profitability of the Company and its Subsidiaries.

    For purposes of the Plan, a Subsidiary shall be any corporation in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock in such corporation.

2.  ADMINISTRATION AND INTERPRETATION

    a. ADMINISTRATION. The Plan shall be administered by a committee (the 'Committee') consisting of not less than three members of the Board appointed by and serving at the pleasure of the Board; provided that each member shall be a 'disinterested person' within the meaning of paragraph (d)(3) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such Rule or its equivalent is in effect from time to time. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may prescribe, amend and rescind rules and regulations for the administration of the Plan and shall have the full power and authority to construe and interpret the Plan. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at a meeting or the acts of a majority of the members evidenced in writing shall be the acts of the Committee. The Committee may correct any defect or any omission or reconcile any inconsistency of the Plan or in any award or grant made hereunder in the manner and to the extent it shall deem desirable.

    The Committee shall have the full and exclusive right to grant all Options and SARs (both as defined below), other than the automatic grant of Options and SARs to Nonemployee Directors as provided in Section 5 below. In granting Options or SARs, the Committee shall take into consideration the contribution the employee has made or may make to the success of the Company or its Subsidiaries and such other considerations as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its Subsidiaries with regard to these matters. In no event shall any employee, his legal representatives, heirs, legatees, distributees, or successors have any right to participate in the Plan, except to such extent, if any, as the Committee shall determine.

    The Committee may from time to time in granting Options or SARs under the Plan prescribe such other terms and conditions concerning such Options or SARs as it deems appropriate, provided that such terms and conditions are not more favorable to the Key Employee than those expressly set forth in the Plan.

    The day-to-day administration of the Plan may be carried out by such officers and employees of the Company and its Subsidiaries as shall be designated from time to time by Committee.

    b. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any award or grant under the Plan and any determination by the Committee under any provision of the Plan or any such award or grant shall be final and conclusive for all purposes.

    c. LIMITATION ON LIABILITY. Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability insurance coverage that may be in effect from time to time.

3.  SHARES SUBJECT TO AWARDS UNDER THE PLAN

    a. LIMITATION ON NUMBER OF SHARES. The shares subject to grants of Options and SARs shall be shares of the Company's authorized but unissued common stock, par value $.10 per share, and shares, if any, of such common stock that are issued but not outstanding and held as treasury stock by the Company ('Common Stock'). Subject to adjustment as hereinafter provided, the aggregate number of shares of Common Stock as to which Options and/or SARs may be granted under the Plan shall not exceed 858,000 shares.

    Shares of Common Stock ceasing to be subject to an Option or SAR because of the exercise of such Option or SAR shall no longer be subject to any further grant under the Plan. If any outstanding Option or SAR, in whole or in part, expires or terminates unexercised or is cancelled for any reason prior to January 1, 2000, the shares of Common Stock allocable to the unexercised, terminated, cancelled or forfeited portion of such Option or SAR may again be made the subject of grants under the Plan.

    b. ADJUSTMENTS OF AGGREGATE NUMBER OF SHARES. The aggregate number of shares of Common Stock stated in Section 3(a) shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Section 6 hereof. In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to 'Capital Stock' or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

4.  ELIGIBILITY

    The individuals eligible to receive Options and/or SARs under the Plan shall be those Key Employees as the Committee form time to time shall determine. In addition, each Nonemployee Director shall automatically receive Options and SARs under the Plan as provided in Section 5 below.

5.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

a.  GRANTS OF OPTIONS.

        (1) IN GENERAL. Options granted under the Plan may be either 'Incentive Stock Options' or 'Non-qualified Stock Options' (both as defined below and collectively referred to as 'Options'), or both. Options granted under the Plan shall be of such type and for such number of shares of Common Stock, subject to such terms and conditions as the Committee shall designate.

        The Committee may grant Incentive Stock Options and/or Non-qualified Stock Options to Key Employees at any time and from time to time before January 1, 2000.

        (2) INCENTIVE STOCK OPTIONS. The term 'Incentive Stock Option' shall mean an Option, or portion thereof, that is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the 'Code').

        (3) NON-QUALIFIED STOCK OPTIONS. The term 'Non-qualified Stock Option' shall mean any Option, or portion thereof, that is not an Incentive Stock Option. Except as specifically provided herein, the provisions of this Plan shall apply in the same manner to Incentive Stock Options and to Non-qualified Stock Options.

b.  GRANTS TO STOCK APPRECIATION RIGHTS.

        (1) IN GENERAL. The term stock appreciation right or 'SAR' shall mean the right to receive from the Company an amount equal to the Market Value Per Share (as defined in Section 5c.(4) below) on the exercise date, over the Market Value Per Share on the date of grant, multiplied by the total number of shares of Common Stock for which the SAR is exercised. The amount payable by the Company upon the exercise of a SAR may be paid in cash or in shares of Common Stock or in any combination thereof as the Committee in its sole discretion shall determine, but no fractional shares shall be issuable pursuant to any SAR.

        SARs may be granted by the Committee to any Key Employee at any time and from time to time before January 1, 2000. A SAR may, but need not, relate to a specific Option granted under this Plan. If a SAR relates to a specific Option, it may be granted either concurrently with the Option or at any time prior to the exercise, termination, cancellation or expiration of such Option.

        (2) LIMITATIONS ON SARS. The Committee may fix such waiting periods, exercise dates or other limitations as it shall deem appropriate with respect to SARs granted under the Plan; provided, however, that each SAR granted hereunder shall be exercisable only upon consent of the Committee; and provided further, that a SAR that relates to a specific Option shall be exercisable only when and to the extent that the Option to which it relates is exercisable.

    c. TERMS OF OPTIONS AND SARS. Options and SARs granted pursuant to this Plan shall be evidenced by stock option agreements and/or SAR agreements respectively (collectively referred to herein as 'agreements') that shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with this Plan, as the Committee shall deem advisable. SARs that relate to a specific Option, however, may be evidenced by stock option agreements or agreements amending and/or forming a part of the stock option agreements to which such SARs relate. Reference herein to agreements shall include, to the extent applicable, any amendments to such agreements.

    (1) PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of an Option, the full option exercise price for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise and tender that is not greater than the full option exercise price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the option exercise price as provided in (i) above (provided that the Committee may, upon confirming that the optionee owns the number of shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise) or (b) by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the optionee chooses to pay the option exercise price as provided in (ii)(b) above, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

    (2) NUMBER OF SHARES. Each agreement shall state the total number of shares of Common Stock that are subject to the Option and/or SAR.

    (3) EXERCISE PRICE. The exercise price for each Option and SAR shall be fixed by the Committee at the date of grant, but in no event may such exercise price per share be less than the Market Value Per Share (as defined below) on the date of the grant of the Option or SAR.

    (4) MARKET VALUE PER SHARE. The Market Value Per Share as of any particular date shall be determined by any fair and reasonable means determined by the Committee, which may include, if the Common Stock is listed for trading on the New York Stock Exchange, the closing price published in the WALL STREET JOURNAL reports of New York Stock Exchange -- Composite Transactions for the day of the grant, or if no trade of the Common Stock shall have been reported for such date, the closing price which is published in the WALL STREET JOURNAL reports of the New York Stock Exchange -- Composite Transactions for the next day prior thereto on which a trade of the Common Stock was so reported.

    (5) TERM. The term of each Option and/or SAR shall be determined by the Committee at the date of grant; provided, however, that each Option and/or SAR shall, notwithstanding anything in the Plan or an agreement to the contrary, expire ten years from the date the Option or SAR is granted or, if earlier, the date specified in the agreement at the date of grant of such Option or SAR.

    (6) DATE OF EXERCISE. In the discretion of the Committee, each agreement may contain a provision not inconsistent with Section 8 hereof stating that the Option and/or SAR granted therein may not be exercised in whole or in part for a period or periods of time specified in such agreement, subject to Section 8, and except as so specified therein, any Option or SAR may be exercised in whole at any time or in part from time to time during its term. The Committee may, however, at any time, in its sole discretion amend any outstanding Option or SAR to accelerate the time that such Option or SAR shall be exercisable or to provide that the time for exercising such Option or SAR shall be accelerated upon the occurrence of a specified event.

        (7) TERMINATION OF EMPLOYMENT. In the event that an individual's employment with the Company and its Subsidiaries shall terminate, for reasons other than (i) retirement with the consent of the Company or the individual's employing Subsidiary, as the case may be, ('retirement'), (ii) permanent disability or (iii) death, the individual's Options and/or SARs shall be exercisable by him, subject to subsections (5) and (6) above, only within three months after such termination, but only to the extent the Option and/or SAR was exercisable immediately prior to such termination of employment.

        If, however, any termination of employment is due to retirement or permanent disability, the individual shall have the right after such termination of employment, subject to the provisions of subsections (5) and
    (6) above, to exercise any outstanding Option and/or SAR in full at any time during the remaining term is provided therefor in the related agreements. Whether any termination of employment is due to retirement or permanent disability shall be determined by the Committee.

        If an individual shall die while entitled to exercise an Option and/or SAR, the individual's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections
    (5) and (6) above, to exercise such Option and/or SAR at any time within 12 months from the date of the optionee's death, to the extent that the optionee was entitled to exercise the same on the day immediately prior to the optionee's death.

    d. EFFECT OF EXERCISE OF OPTIONS AND SARS. The right of an individual to exercise an Option or SAR shall terminate to the extent that such Option or SAR is exercised and, to the extent that a SAR relates to a specific Option, the exercise of the SAR shall terminate a corresponding portion of the related Option and, conversely, to the extent that such optionee exercises the related Option, a corresponding portion of such SAR shall terminate.

    e. OPTIONS AND SARS GRANTED BY OTHER CORPORATIONS. Options and SARs may be granted under the Plan from time to time in substitution for stock options and stock appreciation rights held by employees of corporations who become Key Employees as a result of a merger or consolidation of the employer corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of assets of the employer corporation, or the acquisition by the Company or a Subsidiary of stock of the employer corporation, with the result that such employer corporation becomes a Subsidiary.

    f. OPTIONS AND SARS GRANTED TO NONEMPLOYEE DIRECTORS. Options and SARs granted to Nonemployee Directors shall be subject to all provisions and terms of this Plan otherwise applicable thereto, except that notwithstanding such other provisions and terms of this Plan to the contrary, all Options and SARs granted to Nonemployee Directors shall be subject to the following provisions:

        (1) TYPE AND TERMS OF AWARDS. Each Option granted to a Nonemployee Director shall be a Non-qualified Stock Option and shall be automatically accompanied by a SAR for the entire number of shares subject to the Option. The agreement with respect to each such grant shall provide that the accompanying SAR, if and to the extent exercised, shall be automatically paid one-half in cash and one-half in shares of Common Stock except that no fractional shares of Common Stock shall be issued. All Options and SARs granted to Directors shall have an exercise price equal to the Market Value Per Share on the date of grant, shall become exercisable on and after the first anniversary of the date of grant (except as provided in Section 8) and shall have a term of ten years unless earlier terminated as provided in (3) below.

    (2) GRANTING OF AWARDS. Each Nonemployee Director serving on February 15, 1990 shall be granted, effective as of such date, Options and SARs with respect to 10,000 shares of Common Stock; provided that such grant shall be subject to
(a) the approval of the Plan by the shareholders of the Company at their 1990 annual meeting and (b) the surrender for cancellation of options previously granted by the Company to such Nonemployee Director covering a number of shares of Common Stock equal to the lesser of (i) 10,000 shares or (ii) the total number of shares subject to such previously granted options. Individuals who later become Nonemployee Directors shall be automatically granted Options and SARs with respect to 10,000 shares of Common Stock effective as of the date on which they become a member of the Board. Commencing with the regular annual meeting of shareholders of the Company in 1991, each Nonemployee Director shall be automatically granted Options and SARs with respect to an additional 1,000 shares of Common Stock effective as of the date of each regular annual meeting at which he is re-elected or continues to serve as a Director.

    (3) TERMINATION OF SERVICE. In the event that a Nonemployee Director ceases to be a member of the Board, Options and SARs then held by such individual shall be exercisable, subject to subsections c.(5) and (6) above, only within 12 months after such termination of service and only to the same extent that such Options and SARs were exercisable on the date of such termination; provided, however, that if the termination is due to the death, permanent disability or retirement of the individual pursuant to a Company policy, all Options and SARs held by such Nonemployee Director shall be exercisable after the date of such termination of service in full at any time during the remaining term provided therefor in the related agreements, subject to subsections c.(5) and (6) above.

6.  RECAPITALIZATION

    The aggregate number of shares stated in Section 3a, the number of shares of Common Stock to which each outstanding Option and SAR relates, and the exercise price in respect of each such Option and SAR shall be adjusted in an equitable manner determined by the Committee, in its sole discretion and without liability to any person, in the event of (i) a subdivision or consolidation of shares of Common Stock or other capital adjustments, (ii) the payment of a stock dividend or a recapitalization or (iii) a 'corporate transaction', as such term is defined in Treasury Regulation ^ 1.425-1(a)(1)(ii), or any other transaction which, in the opinion of the Committee, is similar to a 'corporate transaction', as defined by the said Treasury Regulations as in effect on January 1, 1990, including, without limitation, any spin-off or other distribution to the security holders of the Company of securities or property of the Company or a Subsidiary. The Committee may exercise its discretion to make any such adjustments on an optionee-by-optionee basis and with respect to all or only some of the Options or SARs held by an optionee.

7.  MERGER OR CONSOLIDATION

    Except as otherwise provided in Section 8 below, after a merger of one or more corporations into the Company in which the Company shall survive, or after a consolidation of the Company and one or more corporations, in which the resulting corporation remains, as an independent, publicly-owned corporation, an optionee shall, at the same cost, be entitled upon the exercise of an Option or SAR to receive (subject to any required action by stockholders and the discretion of the Committee as to the payment of cash with respect to a SAR) such stock, cash and/or securities of the surviving or resulting corporation as the board of directors of such corporation, in its sole discretion and without liability to any person, shall determine to be equivalent, as nearly as practicable, to the nearest whole number and class of shares of Common Stock or other securities that were then subject to such Option or SAR and such shares of stock or other securities shall, after such merger or consolidation, be deemed to be shares of Common Stock for all purposes of the Plan and any agreement.

8.  CHANGE IN CONTROL

    In the event of a Change in Control (as defined below), then, notwithstanding any other term of this Plan or any agreement to the contrary, any and all outstanding Options and SARs not fully vested shall automatically vest in full and, except as provided below with respect to a person subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), be immediately exercisable. The date on which such accelerated vesting and immediate exercisability shall occur (the 'Acceleration Date') shall be the date of the occurrence of the Change in Control.

    A 'Change in Control' shall be deemed to have occurred if:

        (a) any 'person,' as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) together with its 'Affiliates' and 'Associates', as such term is defined in Rule 12b-2 of the Exchange Act, is or becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

        (b) during any period of two consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

        (c) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no 'person' (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

        (d) the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets. For purposes of this clause (d), the term 'the sale, exchange or disposition by the Company of all or a significant portion of the Company's assets' shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or any Subsidiary (including the stock of any Subsidiary) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than 25% of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the 'fair market value of the Company' shall be the aggregate market value of the outstanding shares of common stock of the Company (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of common stock of the Company shall be determined by multiplying the number of shares of the Company's common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the 'Transaction Date') by the average closing price of the shares of common stock of the Company for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of common stock of the Company or by such other method as the Board shall determine is appropriate.

    Notwithstanding the foregoing, however, a Change in Control shall not be deemed to have occurred if, prior to the time a Change in Control would otherwise be deemed to have occurred pursuant to the above provisions, the Board determines otherwise.

    If during the 60-day period following any such Acceleration Date or, with respect to an Option or SAR granted to an officer or director subject to Section 16(b) of the Exchange Act, the 60-day period following the earlier of the date that Section 16(b) of the Exchange Act ceases to apply to such person or six months following the date of grant of such Option or SAR (but not to exceed the remaining term of such Option or SAR), a participant (or beneficiary thereof) elects to exercise an Option or SAR, the holder shall receive in cash whichever of the following amounts is applicable:

        (i) with respect to an acquisition of Common Stock described in clause
    (a) of the definition of Change of Control, an amount equal to the Acquisition Spread (as defined below);

        (ii) with respect to a change in composition of the Board described in clause (b) of the definition of Change in Control, an amount equal to the Spread (as defined below); or

        (iii) with respect to stockholder approval of an agreement or adoption of a plan described in clause (c) or (d) or the definition of Change in Control, an amount equal to the Merger Spread (as defined below).

Notwithstanding the foregoing provisions of this Section 8, in the case of an exercise in respect of an Incentive Stock Option, the holder may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify as an Incentive Stock Option.

    As used in this Section 8, the following terms shall have the meaning indicated:

        (1) The term 'Acquisition Price Per Share' shall mean the greater of (i) the highest price paid by a person (or an Affiliate or Associate thereof) for any share of Common Stock acquired prior to, but in connection with, a Change in Control described in clause (a) of the definition of a Change in Control or (ii) the highest Market Value Per Share for any day during the 60-day period ending on the date the Option or SAR is exercised.

        (2) The term 'Acquisition Spread' shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the price per share of

    Common Stock at which the Option or SAR is exercisable, by (ii) the number of shares of Common Stock with respect to which such Option or SAR is being exercised.

        (3) The term 'Merger Price Per Share' shall mean the greater of (i) the fixed or formula price for the acquisition of shares of Common Stock specified in such agreement or adoption, if such fixed or formula price is determinable on the date on which such Option or SAR is exercised, and (ii) the highest Market Value Per Share for any day during the 60-day period ending on the date on which such Option or SAR is exercised.

        (4) The term 'Merger Spread' shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the Merger Price Per Share over (B) the price per share of Common Stock at which the Option or SAR is exercisable, by (ii) the number of shares of Common Stock with respect to which such Option or SAR is being exercised.

        (5) The term 'Spread' shall mean an amount equal to the product obtained by multiplying (i) the excess of (A) the highest Market Value Per Share for any day during the 60-day period ending on the date the Option or SAR is exercised over (B) the price per share of Common Stock at which the Option or SAR is exercisable, by (ii) the number of shares of Common Stock with respect to which the Option or SAR is being exercised.

    The Company intends that this Section 8 shall comply with the requirements of Rule 16b-3 and any future rules promulgated in substitution therefor ('the Rule') under the Exchange Act during the term of the Plan. Should any provision of this Section 8 not be necessary to comply with the requirements of the Rule or should any additional provisions be necessary for this Section 8 to comply with the requirements of the Rule, the Board may amend the Plan to add to or modify the provisions of the Plan accordingly.

9.  EMPLOYEE'S AGREEMENT

    If, at the time of the exercise of any Option or SAR, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option or SAR to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the Company, execute and deliver to the Company a further agreement to such effect.

10.  WITHHOLDING FOR TAXES

    Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment ('Tax Amounts'). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the optionee to tender to the Company shares of Common Stock owned by optionee, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to optionee, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company.

11.  TERMINATION OF AUTHORITY TO GRANT AWARDS

    No Options or SARs may be granted pursuant to this Plan after December 31, 1999.

12.  AMENDMENT AND TERMINATION

    The Board may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any grants hereunder; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to grants and distributed in the payment of exercises under the Plan (except as provided in Section 3b); (ii) change the class of employees eligible to receive grants under the Plan; (iii) extend beyond ten years the maximum terms of Options or SARs granted under the Plan or extend the term of the Plan; or (iv) change the operation of Section 5f., concerning automatic grants to Nonemployee Directors, unless, in each case, such approval is not required to meet the requirements of the Rule. Section 5f. may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

13.  PREEMPTION BY APPLICABLE LAWS AND REGULATIONS

    Anything in the Plan or any agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock, or the payment of consideration to an employee as a result of the exercise of any SAR, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed, or such payment, as the case may be, shall be deferred until such action shall have been taken.

14.  CHANGE IN CONTROL LIMITATION

    Notwithstanding any other provision in the Plan, to the extent that the acceleration of exercisability of an Option or SAR under this Plan following a Change in Control, when aggregated with other payments or benefits to the participant, whether or not payable pursuant to this Plan, would, as determined by tax counsel selected by the Company, result in 'excess parachute payments' (as defined in Section 280G of the Code) such parachute payments or benefits provided to a participant under this Plan shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made. 'Net after tax benefit' shall mean the sum of (i) all payments and benefits which a participant receives or is then entitled to receive that would constitute a 'parachute payment' within the meaning of
Section 280G of the Code, less (ii) the amount of federal income taxes payable with respect to the payments and benefits described in (i) above calculated at the maximum marginal income tax rate for the year in which such payments and benefits shall be paid to the participant (based upon the rate for such year as set forth in the Code at the time of the first payment of the foregoing), less
(iii) the amount of excise taxes imposed with respect to the payments and benefits described in (i) above by Section 4999 of the Code.

15.  MISCELLANEOUS

    a. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any Subsidiary.

    b. EMPLOYMENT WITH SUBSIDIARIES. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Subsidiary.

    c. NO RIGHTS AS A STOCKHOLDER. A participant shall have no rights as a stockholder with respect to shares covered by such participant's Option or SAR until the date of the issuance of shares to the participant pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

    d. NO RIGHT TO CORPORATE ASSETS. Nothing contained in the Plan shall be construed as giving any participant, such participant's beneficiaries or any other person, any equity or other interest of any kind, in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or a Subsidiary and any such person.

    e. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any grant made under the Plan. No participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

    f. NON-ASSIGNABILITY. A participant shall not have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such participant's interest in any grant under the Plan nor shall such interest be subject to seizure for the payment of a participant's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a participant's bankruptcy or insolvency and to the extent any such interest arising under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such award.

    g. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to the Plan will be used for general corporate purposes.

    h. SALE OF SUBSIDIARY OR ASSETS. In the event a Key Employee ceases to be employed by the Company or a Subsidiary as a result of a sale or other disposition by the Company or a Subsidiary or all or part of the business operations of the Company or a Subsidiary, the Committee, in its sole discretion, may accelerate the exercisability of any grant under the Plan, in whole or in part, as it deems appropriate.

    i. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

Amended:  February 17, 1994.

                       Graphic and Image Information Appendix

Photographs of the Director Nominees appear adjacent to each Nominee's summary of qualifications on pages 4 and 5.

A performance graph showing five year cumulative total return among the Company, the broad market Media General Financial Services Composite Market Value Index and the peer group of Media General Financial Services Industry Group 171
Index -- Electronic Equipment Manufacturers (which includes the Company) appears on page 14. The coordinates used in the graph also appear on page 14.

PROXY                         TECH-SYM CORPORATION                         PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) WENDELL W. GAMEL, ROBERT E. MOORE and J. RANKIN TIPPINS, or any of them, lawful attorneys and proxies of the undersigned to vote as Proxy at the Annual Stockholders' Meeting of Tech-Sym Corporation (herein the 'Company') to be held on April 26, 1994, and any adjournment(s) thereof, according to the number of votes owned by the undersigned as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSALS NUMBERED 1, 2 AND 3.

PROPOSAL 1. The Election of Directors:   FOR nominees listed below            WITHHOLD AUTHORITY
                                              (except as marked               to vote for all nominees
                                              to the contrary below)          listed below


     W. Creech, A. Gallotta, W. Gamel, C. Kraft, R. Moore, C.
Scribner, R. Sloan, J. Teresko, C. Watt

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME HERE:

PROPOSAL 2: Ratification of the appointment of Price Waterhouse as the independent accountants of the Company.

               /  / FOR      /  / AGAINST       /  / ABSTAIN

PROPOSAL 3: To approve an amendment to the Tech-Sym Corporation 1990 Stock Option Plan increasing the maximum number of shares of Common Stock issuable thereunder from 570,000 to 858,000 shares.

               /  / FOR      /  / AGAINST       /  / ABSTAIN

                 (continued and to be signed on other side)

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ANY PRIOR PROXY IS HEREBY REVOKED.

                                             Dated:                       , 1994

                                                          Signature

                                                 (Signature if held jointly)

                                             Please sign exactly as your name
                                             appears at the left. When shares
                                             are held by joint tenants, both
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by president or
                                             other authorized person. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE. THANK YOU.